UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

Pegasus Digital Mobility Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40945 (Commission File Number)	98-1596591 (IRS Employer Identification No.)

71 Fort Street George Town Grand Cayman Cayman Islands (Address of principal executive offices)	KY1-1106 (Zip Code)

Registrant’s telephone number, including area code: +1345 769-4900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one redeemable Warrant	PGSS.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	PGSS	New York Stock Exchange
Redeemable Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	PGSS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K dated October 26, 2021 (the “Form 8-K”), on October 26, 2021, Pegasus Digital Mobility Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 20,000,000 units of the Company (the “Units”). The Company also granted the underwriters a 45-day over-allotment option to purchase up to 3,000,000 additional Units at the IPO price (the “Over-Allotment Option”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Share”), and one-half of one redeemable warrant of the Company, with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to certain adjustments. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000 (the “IPO Gross Proceeds”).

As previously disclosed in the Form 8-K, on October 26, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of 9,000,000 warrants (the “Initial Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Company’s sponsor, Pegasus Digital Mobility Sponsor LLC (the “Sponsor”), generating gross proceeds to the Company of approximately $9,000,000.

Subsequently, on November 4, 2021, the underwriters partially exercised the Over-Allotment Option, and, on November 8, 2021, purchased an additional 2,500,000 Units from the Company (the “Over-Allotment Units”). The issuance by the Company of the Over-Allotments Units at a price of $10.00 per Unit generated gross proceeds to the Company of $25,000,000. On November 8, 2021, simultaneously with the sale and issuance of the Over-Allotment Units, the Company consummated the sale of an additional 750,000 Private Placement Warrants (the “Over-Allotment Private Placement Warrants” and, together with the Initial Private Placement Warrants, the “Private Placement Warrants”), generating gross proceeds to the Company of $750,000.

As of November 8, 2021, a total of $227,250,000 of the net proceeds from the sale of the Units in the IPO (including the Over-Allotment Units) and the Private Placement Warrants were deposited in a U.S.-based trust account established for the benefit of the Company’s public shareholders maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of October 26, 2021 reflecting receipt of the IPO Offering Proceeds, but not the net proceeds from the sale of the Over-Allotment Units or the Over-Allotment Private Placement Warrants, was previously included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2021. Included with this Current Report on Form 8-K as Exhibit 99.1 is an unaudited pro forma balance sheet reflecting the Company’s receipt of net proceeds from the sale of the Over-Allotment Units and Over-Allotment Private Placement Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Balance Sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasus Digital Mobility Acquisition Corp.

Dated: November 12, 2021	By:	/s/ Dr. Sir Ralf Speth
Dr. Sir Ralf Speth
Chief Executive Officer and Chairman of the Board of Directors